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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1997
                                                REGISTRATION NO. 33-__________
===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------


                         POST EFFECTIVE AMENDMENT NO. 1
                    TO FORM S-8, REGISTRATION NO. 33-62139,
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          ---------------------------


                                SERV-TECH, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                                 74-1398757
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

5200 CEDAR CREST BOULEVARD
       HOUSTON, TEXAS                                              77087
(Address of Principal Executive Offices)                         (Zip Code)


     SERV-TECH, INC. AMENDED AND RESTATED 1989 INCENTIVE STOCK OPTION PLAN

                 SERV-TECH, INC. 1995 LONG TERM INCENTIVE PLAN

                  NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
                      SERV-TECH, INC. AND RICHARD L. DAERR

                  NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
                     SERV-TECH, INC. AND FRANK A. PERRONE

                  NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
                     SERV-TECH, INC. AND LARRY A. TALBERT

                  NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
                       SERV-TECH, INC. AND DAVID P. TUSA

                  NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
                      SERV-TECH, INC. AND DALE W. WILHELM

                  NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
               SERV-TECH, INC. AND JOHN M. SLACK (20,000 SHARES)

                  NON-QUALIFIED STOCK OPTION AGREEMENT BETWEEN
               SERV-TECH, INC. AND JOHN M. SLACK (8,000 SHARES)

                           (Full title of the plans)

                                FRANK A. PERRONE
                                SERV-TECH, INC.
                           5200 CEDAR CREST BOULEVARD
                              HOUSTON, TEXAS 77087
                    (Name and address of agent for service)

                                 (713) 644-9974
         (Telephone number, including area code, of agent for service)

                          ---------------------------


     This Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-62139 (this "Amendment"), is being filed by Serv-Tech, Inc., a Texas corporation (the "Registrant"), for the purpose of removing from registration all remaining shares of the Registrant's Common Stock which were not sold pursuant to Registration Statement 33-62139 on or prior to July 31, 1997, when all options outstanding under the Serv-Tech, Inc. Amended and Restated 1989 Incentive Stock Option Plan, the Serv-Tech, Inc. 1995 Long Term Incentive Plan, the Non-Qualified Stock Option Agreement between Serv-Tech, Inc. and Richard L. Daerr, the Non-Qualified Stock Option Agreement between Serv-Tech, Inc. and Frank A. Perrone, the Non-Qualified Stock Option Agreement between Serv-Tech, Inc. and Larry A. Talbert, the Non-Qualified Stock Option Agreement between Serv-Tech, Inc. and David P. Tusa, the Non-Qualified Stock Option Agreement between Serv-Tech, Inc. and Dale W. Wilhelm, the Non-Qualified Stock Option Agreement between Serv-Tech, Inc. and John M. Slack (20,000 Shares), and the Non-Qualified Stock Option Agreement between Serv-Tech, Inc. and John M. Slack (8,000 Shares) were assumed by Philip Services Corp.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 7, 1997.


                                        SERV-TECH, INC.


                                        By: /s/ ROBERT M. CHISTE
                                            -----------------------------------
                                                ROBERT M. CHISTE
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities indicated on August 7, 1997.


     SIGNATURE                                       TITLE
     ---------                                       -----

/s/ ROBERT M. CHISTE                          Chief Executive Officer
----------------------------              (Principal Executive Officer)
    ROBERT M. CHISTE                           Corporate Controller

/s/ MARVIN BOUGHTON                            Corporate Controller
----------------------------        (Principal Accounting Officer and Principal
    MARVIN BOUGHTON                              Financial Officer)

/s/ COLIN SOULE                                      Director
----------------------------
    COLIN SOULE










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